CREDIT AGREEMENT

                                     Between

                         U.S. BANK NATIONAL ASSOCIATION

                                       and

                              EMERITUS CORPORATION


                           Dated as of March 16, 2004

                                TABLE OF CONTENTS

ARTICLE  I.     DEFINITIONS     1
1.1     Terms  Defined     1
1.2     Accounting  Terms     5
1.3     Rules  of  Construction     5
1.4     Incorporation  of  Recitals  and  Exhibits     5
ARTICLE  II.     LOAN     5
2.1     Loan  Commitment     5
2.2     Use  of  Proceeds     6
2.3     Note     6
2.4     Interest  Rate     6
2.5     Repayment     6
2.6     Fundings     7
2.7     Loan  Fee     7
2.8     Resting  of  Loan     7
ARTICLE  III.     GENERAL  PROVISIONS  APPLICABLE  TO  THE  LOAN     8
3.1     Manner  of  Payment     8
3.2     Statements     8
3.3     Book  Entry  Loan  Account     8
3.4     Computations  of  Interest     8
3.5     Default  Interest     9
3.6     Maximum  Interest  Rate     9
3.7     Late  Charge     9
3.8     Prepayments     9
3.9     Extensions,  Renewals  and  Modifications     9
3.10     Increased  Costs     9
3.11     LIBOR  Rate  Loan  Provisions     10
3.12     Deposits  Unavailable  or  Interest Rate Unascertainable or Inadequate;
Impracticability     11
3.13     Changes  in  Law  Rendering  LIBOR  Rate  Loan  Unlawful     11
3.14     Discretion  of  U.S.  Bank  as  to  Manner  of  Funding     11
ARTICLE  IV.     CONDITIONS  PRECEDENT  FOR  FUNDINGS  UNDER  THE  LOAN     12
4.1     Conditions  Precedent  for  Initial  Funding     12
4.2     Conditions  Precedent  to  Each  Subsequent  Funding     14
ARTICLE  V.     AFFIRMATIVE  COVENANTS     15
5.1     Financial  Data     15
5.2     Licenses  and  Permits     16
5.3     Maintenance  of  Properties     16
5.4     Payment  of  Charges     17
5.5     Insurance     17
5.6     Maintenance  of  Records     17
5.7     Inspection     17
5.8     Hazardous  Substances     18
5.9     Corporate  Existence     19
5.10     Notice  of  Disputes  and  Other  Matters     19
5.11     Exchange  of  Note     19
5.12     Maintenance  of  Liens     20
5.13     Other  Agreements     20
5.14     After-Acquired  Collateral     20
5.15     Further  Assurances     20
ARTICLE  VI.     NEGATIVE  COVENANTS     20
6.1     Dividends  and  Distributions     20
6.2     Transactions  With  Affiliates     21
6.3     Liens     21
6.4     Advances  and  Loans     21
6.5     Consolidation,  Merger  and  Sale  of  Assets     22
6.6     Contributions  to  Capital     22
6.7     Type  of  Business     22
6.8     Change  of  State  of  Organization  or  Name     22
6.9     Change  in  Documents     23
6.10     Control     23
6.11     Pension  Plan     23
6.12     Debt  Service  Coverage  Ratio     23
ARTICLE  VII.     REPRESENTATIONS  AND  WARRANTIES     23
7.1     Corporate  Status     23
7.2     Power  and  Authority     24
7.3     No  Violation  of  Agreements     24
7.4     Recording  and  Enforceability     24
7.5     Litigation     25
7.6     Good  Title  to  Properties     25
7.7     Licenses  and  Permits     25
7.8     No  Burdensome  Agreements     25
7.9     Properties  in  Good  Condition     25
7.10     Financial  Statements     26
7.11     Outstanding  Indebtedness     26
7.12     Taxes     26
7.13     License  Fees     26
7.14     Trademarks,  Patents,  Etc.     26
7.15     Governmental  Approvals     27
7.16     Disclosure     27
7.17     Regulations  U  and  X     27
7.18     Condition  of  Property     27
7.19     Pension  Plans     27
ARTICLE  VIII.     EVENTS  OF  DEFAULT;  REMEDIES     28
8.1     Events  of  Default     28
8.2     Acceleration;  Remedies     30
ARTICLE  IX.     MISCELLANEOUS     30
9.1     Notices     30
9.2     Payment  of  Expenses     31
9.3     Setoff     32
9.4     Waiver  of  Setoff     32
9.5     Fees  and  Commissions     32
9.6     No  Waiver     32
9.7     Agreement  to  Release  Deed  of  Trust     33
9.8     Entire  Agreement  and  Amendments     34
9.9     Benefit  of  Agreement     34
9.10     Severability     34
9.11     Descriptive  Headings     34
9.12     Governing  Law     34
9.13     Consent  to  Jurisdiction,  Service  and  Venue     34
9.14     Counterparts     35
9.15     Jury  Waiver     35
9.16     Statutory  Notice     35

                                    EXHIBITS

Exhibit  A     --     Note,  Section  2.3
Exhibit  B     --     Pledge  Agreement,  Section  4.1(b)
Exhibit  C     --     Deed  of  Trust,  Section  4.1(c)
Exhibit  D     --     Indemnity  Agreement,  Section  4.1(g)
Exhibit  E     --     Board  Resolution  and  Incumbency  Certificate,  Section
4.1(n)(iii)

                                CREDIT AGREEMENT

     This credit agreement is made and entered into as of the 16th day of March, 2004, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association ("U.S. Bank"), and EMERITUS CORPORATION, a Washington corporation ("Borrower"). Words and phrases with initial capitalized letters have the meanings assigned in Article I hereof.
                                    RECITALS
     A.     Borrower  has  requested U.S. Bank to extend to Borrower a revolving line  of  credit  in  the  amount  of  $3,000,000.
B. U.S. Bank is willing to extend such credit facility to Borrower on the terms and conditions of this Agreement.
NOW,  THEREFORE,  in  consideration  of  the mutual covenants and conditions set forth  herein,  the  parties  agree  as  follows:
ARTICLE  I.     DEFINITIONS
1.1     Terms  Defined
     As  used  herein,  the  following  terms have the meanings set forth below:
"Affiliate" means a Person that now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Borrower. A Person shall be deemed to control a corporation, limited liability company or partnership if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management of such corporation, limited liability company or partnership, whether through the ownership of voting securities, by contract, or otherwise. For purposes hereof, an Affiliate of Borrower shall specifically exclude Columbia Pacific Management, Alterra Healthcare Corporation, Holiday Retirement Corporation and any other entity which would be deemed to be an affiliate of Borrower solely as a result of the common ownership or control thereof held by Daniel R. Baty or by entities owned or controlled by Daniel R. Baty.
"Agreement" means this credit agreement and includes all renewals, amendments, modifications and restatements of this Agreement.
"Applicable Law" means all applicable provisions and requirements of all (a) constitutions, statutes, ordinances, rules, regulations, standards, orders and directives of any Governmental Bodies, (b) Governmental Approvals, and (c) orders, decisions, decrees, judgments, injunctions and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated or implemented after the date hereof.
"Borrower" means Emeritus Corporation, a Washington corporation, and its successors.
"Borrowing Notice" has the meaning set forth in Section 2.6(a) hereof. "Business Day" means any day except a Saturday, Sunday or other day on which national banks in the state of Washington are authorized or required by law to close.
"Collateral" means all the property, real or personal, tangible or intangible, now owned or hereafter acquired, in which U.S. Bank has been or is to be granted a security interest by Borrower or any other Person, to secure the Indebtedness of Borrower to U.S. Bank under this Agreement.
"Commitment Amount" means an amount equal to $3,000,000, reduced as provided for in Section 9.7(c)(ii) hereof.
"Deed of Trust" has the meaning set forth in Section 4.1(c) hereof and includes all renewals, amendments, modifications and restatements of the Deed of Trust. "Debt Service Coverage Ratio" means the ratio of (a) EBITDA (EBITDA for a given period means net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus other non-cash expenses approved for inclusion by U.S. Bank) minus cash taxes, minus cash dividends and minus cash paid to redeem or repurchase any stock of Borrower for the previous four rolling fiscal quarters to (b) the sum of all required principal payments on long term debt plus interest expense (on short and long term debt) plus the sum of all payments on capital leases over the last four rolling fiscal quarters.
"Default" means any condition or event that constitutes an Event of Default or that, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
"Event  of  Default"  has  the  meaning  set  forth  in  Section  8.1  hereof.
"Funding" means any disbursement of the proceeds of the Loan. "Governmental Approval" means any authorization, consent, approval, certificate of compliance, license, permit or exemption from, contract with, registration or filing with, or report or notice to, any Governmental Body required or permitted by Applicable Law.
"Governmental Body" means the government of the United States, any state or any foreign country, or any governmental or regulatory official, body, department, bureau, subdivision, agency, commission, court, arbitrator or authority, or any instrumentality thereof, whether federal, state, or local.
"Hazardous Materials" means oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, but not limited to, substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Hazardous Materials Laws.
"Hazardous Materials Claims" means (a) enforcement, cleanup, removal or other regulatory actions instituted, completed or threatened by any Governmental Body pursuant to any applicable Hazardous Materials Laws and (b) claims made or threatened by any third party against Borrower or its property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from Hazardous Materials.
"Hazardous Materials Laws" means all Applicable Laws pertaining to Hazardous Materials.
"Indebtedness"  means  all  items  that  in  accordance  with generally accepted accounting principles would be included in determining total liabilities as shown on the liabilities side of the balance sheet as of the date that "Indebtedness" is to be determined and in any event includes liabilities secured by any mortgage, deed of trust, pledge, lien or security interest on property owned or acquired, whether or not such a liability has been assumed, and the guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations with regard to the obligations of other Persons.
"Indemnity Agreement" has the meaning set forth in Section 4.1(g) hereof and includes all replacements, amendments, and modifications of the Indemnity Agreement.
"Interest Differential" means that sum equal to the greater of zero or the financial loss incurred by U.S. Bank resulting from prepayment, calculated as the difference between the amount of interest U.S. Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate
Loan) had prepayment not occurred and the interest U.S. Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment.
"LIBOR  Rate  Loan"  has  the  meaning  set  forth  in  Section  2.4  hereof.
"Loan Documents" means this Agreement, the Note, the Deed of Trust, the Indemnity Agreement and the Pledge Agreement, together with all other agreements, instruments and documents arising out of or relating to this Agreement or the Loan, and includes all renewals, replacements and amendments thereof.
"Loan Period" means the period commencing on the advance date of the applicable LIBOR Rate Loan and ending on the numerically corresponding day 1, 2 or 3 months thereafter matching the interest rate term selected by Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period.
"Loan" has the meaning set forth in Section 2.1 hereof and includes all renewals, replacements and amendments of the Loan.
     "Maturity Date" has the meaning set forth in Section 2.5(b) hereof. "Money Markets" refers to one or more wholesale funding markets available to and selected by U.S. Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others.
"New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.
"Note" has the meaning set forth in Section 2.3 hereof and includes all renewals, amendments, modifications and restatements of the Note. "Obligations" has the meaning set forth in Section 9.3 hereof. "Participant" means any financial institution to which U.S. Bank sells a participation in the Loan.
"Person"  means  any  individual,  partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Body.
"Plan" means an employee pension benefit plan that is covered by ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986 and is either (a) maintained by Borrower or any Affiliate for employees of Borrower or any Affiliate or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower or any Affiliate is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
"Pledge Agreement" has the meaning set forth in Section 4.1(b) hereof and includes all renewals, amendments, modifications and restatements of the Pledge Agreement.
"Prime Rate Loan" has the meaning set forth in Section 2.4 hereof. "Scottsdale Property" has the meaning set forth in Section 9.7 hereof.
"Setoff"  has  the  meaning  set  forth  in  Section  9.3  hereof.
"Subsidiary" a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned by Borrower. "U.S. Bank" means U.S. Bank National Association, a national banking association, and its successors and assigns.
1.2     Accounting  Terms
     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles consistently applied.
1.3     Rules  of  Construction
     Unless the context otherwise requires, the following rules of construction apply to the Loan Documents:
(a) Words in the singular include the plural and in the plural include the singular.
(b) In the event of any inconsistency between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement govern.
1.4     Incorporation  of  Recitals  and  Exhibits
     The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms and conditions of which are made a part hereof for all purposes.
ARTICLE  II.     LOAN
2.1     Loan  Commitment
     Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties, and covenants of Borrower contained herein or made pursuant hereto, U.S. Bank will make Fundings to Borrower from time to time during the period ending on June 30, 2004, but such Fundings shall not exceed, in the aggregate principal amount at any one time outstanding, the Commitment Amount (the "Loan"). Borrower may borrow, repay and reborrow hereunder either the full amount of the Loan or any lesser sum.
2.2     Use  of  Proceeds
     The proceeds of the Loan shall be used by Borrower for funding short-term and seasonal operating cash needs.
2.3     Note
     The Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note").
2.4     Interest  Rate
     Interest on each Funding under the Loan shall accrue at one of the following per annum rates selected by Borrower (i) upon notice to U.S. Bank (or in the event no other selection is made by Borrower), 1.0% plus the prime rate announced by U.S. Bank from time to time, as and when such rate changes (a "Prime Rate Loan"); or (ii) upon a minimum of two New York Banking Days prior notice, 3.5% plus the 1, 2 or 3 month LIBOR rate quoted by U.S. Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "LIBOR Rate Loan"). In the event Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan, U.S. Bank may at any
time  after  the  end  of the Loan Period convert the LIBOR Rate Loan to a Prime
Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan prior to the end of the Loan Period. No LIBOR Rate Loan may extend beyond the Maturity Date. In any event, if the Loan Period for a LIBOR Rate Loan should happen to extend beyond the Maturity Date, such loan must be prepaid on the Maturity Date. U.S. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan shall be in a minimum principal amount of $100,000. The aggregate number of LIBOR Rate Loans in effect at any one time may not exceed three. If a LIBOR Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required on the Maturity Date or due to acceleration of the Loan upon an Event of Default or otherwise, Borrower agrees to pay all of U.S. Bank's costs, expenses and Interest Differential (as determined by U.S. Bank) incurred as a result of such prepayment. Because of the short-term nature of this facility, Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.
2.5     Repayment
     (a) Interest is payable beginning June 10, 2004, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.
(b)     Principal  is  payable  on  June  30,  2004  (the  "Maturity  Date").
2.6     Fundings
     (a) U.S. Bank is hereby authorized by Borrower to make Fundings under the Loan upon receipt for each Funding of an oral or written request therefor (including written requests communicated by facsimile) ("Borrowing Notice") from the Director of Financial Services, the Chief Financial Officer, the Cash Manager and/or the Director of Real Estate Finance of Borrower, each of whom is authorized to request Fundings and direct the disposition of any such Fundings until written notice by Borrower of the revocation of such authority is received by U.S. Bank. Any such Funding shall be conclusively presumed to have been made to or for the benefit of Borrower when made in accordance with such a request and direction for disposition or when such Funding is deposited to the credit of the account of Borrower with U.S. Bank or is transmitted to any other bank with directions to credit the same to the account of Borrower at such bank, regardless of whether persons other than those authorized hereunder to make requests for Fundings have authority to draw against any such account.
(b) Borrower acknowledges that U.S. Bank cannot effectively determine whether a particular request for a Funding is valid, authorized or authentic. It is nevertheless important to Borrower that it has the privilege of making requests for Fundings in accordance with Section 2.6(a) hereof. Therefore, to induce U.S. Bank to lend funds in response to such requests and in consideration for U.S. Bank's agreement to receive and consider such requests, except as otherwise specifically provided herein, Borrower assumes all risk of the validity, authenticity and authorization of such requests, whether or not the individual making such requests has authority to request Fundings and whether or not the aggregate sum owing exceeds the maximum principal amount referred to above. Absent gross negligence or willful misconduct, U.S. Bank shall not be responsible under principles of contract, tort or otherwise for the amount of an unauthorized or invalid Funding; rather, Borrower agrees to repay any sums with interest as provided herein.
2.7     Loan  Fee
     Concurrently with the execution of this Agreement, Borrower shall pay U.S. Bank a nonrefundable fee for the Loan in the amount of $3,750.
2.8     Resting  of  Loan
     Notwithstanding any provision of this Agreement to the contrary, the outstanding principal balance of the Loan shall be $-0- for not fewer than (a) 30 days (consecutive or non-consecutive) during the period from the date of this Agreement through the Maturity Date, and (b) 60 days (consecutive or non-consecutive) during each one year period commencing July 1, 2004. This provision shall not be construed to constitute a commitment of U.S. Bank to extend the commitment period or Maturity Date of the Loan.
ARTICLE  III.     GENERAL  PROVISIONS  APPLICABLE  TO  THE  LOAN
3.1     Manner  of  Payment
     All sums payable to U.S. Bank pursuant to this Agreement shall be paid directly to U.S. Bank in immediately available United States funds. Whenever any payment to be made hereunder or on the Note becomes due and payable on a day that is not a Business Day, such payment may be made on the next succeeding
Business Day and such extension of time shall in such case be included in computing interest on such payment. U.S. Bank is hereby authorized to deduct any and all payments required hereunder from Borrower's accounts at U.S. Bank.
3.2     Statements
     U.S. Bank shall send Borrower statements of all amounts due hereunder; the statements shall be considered correct and conclusively binding, absent manifest error, on Borrower unless Borrower notifies U.S. Bank to the contrary within 30 days of receipt of any statement that Borrower claims to be incorrect. Borrower agrees that accounting entries made by U.S. Bank with respect to Borrower's loan accounts shall constitute evidence of all Fundings made under and payments made on the Loan. Without limiting the methods by which U.S. Bank may otherwise be entitled by Applicable Law to make demand for payment of the Loan upon Borrower, Borrower agrees that any statement, invoice or payment notice from U.S. Bank to Borrower with respect to any principal or interest obligation of Borrower to U.S. Bank shall be deemed to be a demand for payment in accordance with the terms of such statement, invoice or payment notice. Under no circumstances shall a demand by U.S. Bank for partial payment of principal or interest or both be construed as a waiver by U.S. Bank of its right thereafter to demand and receive payment (in part or in full) of any remaining principal or interest obligation.
3.3     Book  Entry  Loan  Account
     U.S. Bank shall establish a book entry loan account for the Loan in which U.S. Bank will make debit entries of all Fundings pursuant to the terms of this Agreement. U.S. Bank will also record in the applicable loan account, in accordance with customary banking practices, all interest and other charges, expenses and other items properly chargeable to Borrower, if any, together with all payments made by Borrower on account of the Indebtedness evidenced by Borrower's respective loan accounts and all other sums credited to the respective loan accounts. The debit balance of Borrower's respective loan accounts shall reflect the amount of Borrower's Indebtedness to U.S. Bank from time to time by reason of advances, charges, payments or credits.
3.4     Computations  of  Interest
     All computations of interest shall be based on a 360-day year for the actual number of days elapsed.
3.5     Default  Interest
     Upon the occurrence and during the continuance of any Event of Default, U.S. Bank may, at its option, raise the interest rate charged on the Loan to a rate of up to the then-applicable interest rate plus 4 percent per annum from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by U.S. Bank or, absent cure or waiver, until the Loan is repaid in full.
3.6     Maximum  Interest  Rate
     Notwithstanding any provision contained herein or in the Note, the total liability of Borrower for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, U.S. Bank shall apply the excess first to reduce the unpaid balance of the Loan, then to reduce the balance of any other Indebtedness of Borrower to U.S. Bank. If there is no such Indebtedness, the excess shall be returned to Borrower.
3.7     Late  Charge
     If any payment of principal or interest required under the Loan is past due for a period in excess of 10 days, Borrower will be charged a late charge of 5 percent of the delinquent payment or $5, whichever is greater, for each such late payment.
3.8     Prepayments
     Borrower shall have the right, at any time, to prepay the whole or any part of any Prime Rate Loan without prepayment charges concurrently with any regular monthly payment of interest. Borrower may not prepay all or any portion of any LIBOR Rate Loan whether voluntarily, by acceleration or otherwise unless concurrently with such prepayment Borrower pays U.S. Bank all amounts due in accordance with Section 2.4. All prepayments shall be applied first to accrued interest on the Loan and then to the outstanding principal balance of the Loan in the inverse order of maturity.
3.9     Extensions,  Renewals  and  Modifications
     Any extensions, renewals, and modifications of the Loan shall be governed by the terms and conditions of this Agreement and the other Loan Documents unless otherwise agreed to in writing by U.S. Bank and Borrower.
3.10     Increased  Costs
     If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by U.S. Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:
(a) Any tax, duty or other charge to the Loan is imposed thereunder, modified or deemed applicable, or the basis of taxation of payments to U.S. Bank of interest or principal of the Loan or of the commitment fees (other than taxes imposed on the overall net income of U.S. Bank by the jurisdiction in which has its principal office) is changed;
(b) Any reserve, special deposit, special assessment or similar requirement against assets of, deposits with, or for the account of, or credit extended by, U.S. Bank is imposed, modified or deemed applicable;
(c) Any increase in the amount of capital required or expected to be maintained by U.S. Bank or any person or entity controlling U.S. Bank is imposed,  modified  or  deemed  applicable;  or
(d) Any other condition affecting the Loan is imposed on U.S. Bank or the relevant funding markets;
and U.S. Bank determines that, by reason thereof, the cost to U.S. Bank of making or maintaining the Loan is increased, or the amount of any sum receivable by U.S. Bank hereunder or under the Note is reduced;
then,  Borrower shall pay to U.S. Bank upon a written reasonably detailed demand
----
such additional amount or amounts as will compensate U.S. Bank (or the controlling person or entity in the instance of (c) above) for such additional costs or reduction (provided that U.S. Bank has not been compensated for such additional cost or reduction in the calculation of the rate applicable to LIBOR Rate Loans). Determinations by U.S. Bank for purposes of this Section 3.10 of the additional amounts required to compensate U.S. Bank shall be conclusive in the absence of manifest error. In determining such amounts, U.S. Bank may use any reasonable averaging, attribution and allocation methods.
3.11     LIBOR  Rate  Loan  Provisions
     (a) Borrower may obtain LIBOR rate quotes from U.S. Bank between 8 a.m. and 12 noon (Seattle, Washington time) on any New York Banking Day.
(b) Notwithstanding any other term of this Agreement, Borrower may not select the LIBOR rate if an Event of Default hereunder has occurred and is continuing.
(c) Nothing contained in this Agreement, including without limitation the determination of any Loan Period for a LIBOR Rate Loan or U.S. Bank's quotation of any LIBOR rate, shall be construed to prejudice U.S. Bank's right to decline to make any requested Funding provided that U.S. Bank acts in accordance with the provisions of this Agreement.
3.12 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability
     If U.S. Bank determines (which determination shall be conclusive and binding on the parties hereto absent manifest error) that:
(a) Deposits of the necessary amount for the relevant Loan Period for any LIBOR Rate Loan are not available to U.S. Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate;
(b) The LIBOR rate will not adequately and fairly reflect the cost to U.S. Bank of making or funding the LIBOR Rate Loan for a relevant Loan Period; or
(c) The making or funding of LIBOR Rate Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of U.S. Bank, materially and adversely affects such LIBOR Rate Loan or U.S. Bank's commitment to make such LIBOR Rate Loan or the relevant market; U.S. Bank shall promptly give notice of such determination to Borrower, and (i) any notice of a new LIBOR Rate Loan previously given by Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Prime Rate Loan, and (ii) Borrower shall be obligated to either prepay in full any outstanding LIBOR Rate Loan on the expiration date of the current Loan Period with respect thereto or convert any such LIBOR Rate Loan to a Prime Rate Loan on such expiration date.
3.13     Changes  in  Law  Rendering  LIBOR  Rate  Loan  Unlawful
     If at any time due to the adoption of any law, rule, regulation, treaty, or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency, or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for U.S. Bank to make or fund any LIBOR Rate Loan, the obligation of U.S. Bank to provide such LIBOR Rate Loan shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for U.S. Bank to continue any LIBOR Rate Loan previously made by it hereunder, U.S. Bank shall, upon the happening of such event, notify Borrower thereof in writing, and Borrower shall, at the time notified by U.S. Bank, either convert each such unlawful LIBOR Rate Loan to a Prime Rate Loan or repay such LIBOR Rate Loan in full, together with accrued interest thereon, subject to the provisions of Section 2.4.
3.14     Discretion  of  U.S.  Bank  as  to  Manner  of  Funding
     Notwithstanding any provision of this Agreement to the contrary, U.S. Bank shall be entitled to fund and maintain its funding of all or any part of the Loan in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if U.S. Bank had actually funded and maintained each LIBOR Rate Loan during the Loan Period for such LIBOR Rate Loan through the purchase of deposits having a term corresponding to such Loan Period and bearing an interest rate equal to the LIBOR rate for such Loan Period (whether or not U.S. Bank shall have granted any participations in such LIBOR Rate Loan).
ARTICLE  IV.     CONDITIONS  PRECEDENT  FOR  FUNDINGS  UNDER  THE  LOAN
4.1     Conditions  Precedent  for  Initial  Funding
     U.S. Bank shall not be required to make the initial Funding under the Loan unless or until the following conditions have been fulfilled to the satisfaction of U.S. Bank:
(a) U.S. Bank shall have received this Agreement and the Note, duly executed and delivered by the respective parties thereto.
(b) U.S. Bank shall have received, duly executed and delivered by Borrower, a pledge agreement in the form attached hereto as Exhibit B ("Pledge Agreement"), granting to U.S. Bank a first priority and exclusive security interest in all of Borrower's membership interest in Senior Healthcare Partners, LLC, a Colorado limited liability company, now owned or hereafter acquired, together with a Control Agreement in form and substance acceptable to U.S. Bank, duly executed and delivered by Borrower and Senior Healthcare Partners, LLC. In addition, Borrower shall use diligent efforts to provide to U.S. Bank, as expeditiously as possible, a consent to such pledge in form and substance acceptable to U.S. Bank, duly executed and delivered by all members of Senior Healthcare Partners, LLC.
(c) U.S. Bank shall have received, duly executed and delivered by Borrower, a deed of trust, assignment of leases and rents, and security agreement in the form attached hereto as Exhibit C ("Deed of Trust"), granting to U.S. Bank a first priority and exclusive security interest in Borrower's fee interest in the Scottsdale Property and legally described therein.
(d) U.S. Bank shall have received such documents deemed necessary by U.S. Bank to perfect the security interest granted to U.S. Bank, together with an
Article 9 certificate in a form designated by U.S. Bank, all duly executed and delivered by Borrower.
(e) U.S. Bank shall have received, reviewed, and approved a FIRREA-compliant appraisal for the real property encumbered by the Deed of Trust, provided that such requirement is not required to be satisfied by Borrower until 60 days following the initial Funding.
(f) U.S. Bank shall have received a supplement to the February 17, 2004, preliminary commitment for title insurance No. 03002252, issued by Fidelity National Title Insurance Company, dated as of the estimated date of the initial Funding, stating that the title company is ready, able and willing to issue to U.S. Bank, without condition, change or exception other than the exceptions standard to such policy, an American Land Title Association (ALTA) extended coverage mortgagee's policy of title insurance insuring the validity and first priority of the lien of the Deed of Trust against the real property described therein, in the amount of $3,000,000, and with such endorsements as U.S. Bank deems necessary, in its reasonable discretion, including endorsements ALTA 100 (compliance with covenants), 102.5 (foundation), 103.7 (abuts a public street), 116 (address), 116.1 (survey), a variable interest rate endorsement, a revolving line endorsement, a contiguity endorsement, a subdivision endorsement, and an environmental lien endorsement, as well as an endorsement removing the creditor's rights exclusion if and to the extent such endorsements are available in Arizona. All title exceptions shall be subject to U.S. Bank's reasonable approval. The title insurance policy shall insure that the real property described in the Deed of Trust is free of the possibility of any prior mechanics' or materialmen's liens, and that all taxes and assessments on such property or any part thereof which are due and payable on the date of closing have been paid.
(g) U.S. Bank shall have received, duly executed and delivered by Borrower, an indemnity agreement in the form attached hereto as Exhibit D (the "Indemnity Agreement"), pursuant to which Borrower agrees to indemnify U.S. Bank against certain claims more particularly described therein.
(h) U.S. Bank shall have received and approved a flood hazard determination with respect to the real property encumbered by the Deed of Trust. If the real property described in the Deed of Trust is located in an area designated by the Department of Housing and Urban Development as a special flood hazard area, Borrower must purchase a flood insurance policy as required by the Flood Disaster Protection Act of 1973. The policy shall name U.S. Bank as loss payee on a Form 438-BFU or acceptable equivalent attached to the policy.
(i) U.S. Bank shall have received and approved an environmental questionnaire with respect to the real property encumbered by the Deed of Trust.
(j)     U.S.  Bank  shall  have  received  and  approved a Phase I Environmental
Report reasonably acceptable to U.S. Bank and from a geotechnical engineer or other person reasonably acceptable to U.S. Bank verifying that, after investigation into the prior uses of the property encumbered by the Deed of Trust, there is no material possibility that such property is contaminated by Hazardous Materials, or that Hazardous Materials have been generated, stored or disposed of on, under or around such property in an unlawful or potentially dangerous manner. If the Phase I Environmental Report does not indicate to U.S. Bank's satisfaction that there is no material possibility of contamination by Hazardous Materials, then Borrower shall provide a Phase II Environmental Report reasonably acceptable to U.S. Bank and from a geotechnical engineer or other person reasonably acceptable to U.S. Bank verifying to U.S. Bank's satisfaction after due inspection and tests of such property, that there is no Hazardous Materials located on, under or around such property which poses a possibility of contamination of the property encumbered by the Deed of Trust.
(k) U.S. Bank shall have received and approved an ADA questionnaire with respect to the real property encumbered by the Deed of Trust.
(l) No Default or Event of Default hereunder shall exist, and after having given effect to the requested Funding, no Default or Event of Default shall exist.
(m) All representations and warranties of Borrower contained herein or otherwise made in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the initial Funding.
(n) All corporate proceedings of Borrower shall be satisfactory in form and substance to U.S. Bank, and U.S. Bank shall have received all information and copies of all documents, including records of all corporate proceedings, that U.S. Bank has requested in connection therewith, such documents where appropriate to be certified by proper corporate authorities or Governmental Bodies. Borrower shall provide U.S. Bank with the following documents prior to or upon the execution of this Agreement:
     (i) Copies of the articles of incorporation and bylaws of Borrower, together with all amendments thereto, certified by Borrower to be true and complete;
     (ii) A certificate of authority for Borrower in the state of Washington, dated within 30 days of the date of the execution of this Agreement; and
     (iii) A certified resolution of the directors of Borrower and incumbency certificate in the form attached hereto as Exhibit E.
     (o) U.S. Bank shall have received such evidence deemed necessary by U.S. Bank that U.S. Bank's security interests in the Collateral constitute first priority and exclusive security interests, except as otherwise provided herein.
(p) U.S. Bank shall have received a Borrowing Notice from Borrower for the initial Funding requested under the Loan.
(q) U.S. Bank shall have received insurance certificates and lender loss payable endorsements on casualty/property loss insurance with respect to the Scottsdale Property.
4.2     Conditions  Precedent  to  Each  Subsequent  Funding
     The obligation of U.S. Bank to make any Funding subsequent to the initial Funding hereunder is subject to the fulfillment, to the satisfaction of U.S. Bank, of the following:
(a) The conditions set forth in Section 4.1 hereof shall have been previously satisfied, and U.S. Bank shall have received evidence satisfactory to U.S. Bank of satisfaction thereof;
(b) U.S. Bank shall have received a Borrowing Notice for each requested Funding under the Loan;
(c) There shall be executed and delivered to U.S. Bank such further instruments, agreements and documents, as may be reasonably necessary or proper in the opinion of U.S. Bank to confirm the obligations of Borrower to U.S. Bank hereunder, the grant of security therefor and the proper use of the proceeds of all Fundings;
(d) The representations and warranties of Borrower in Article VII hereof shall be true on the date of each Funding with the same force and effect as if made on and as of that date;
(e) No Default or Event of Default shall exist, and after having given effect to the requested Funding, no Default or Event of Default shall exist; and
(f) To the extent not previously delivered, all other documents, agreements and instruments from or with respect to Borrower or any other Person that may be called for hereunder shall be duly executed and delivered to U.S. Bank, including, but not limited to, all documents, agreements and instruments deemed necessary by U.S. Bank to perfect its security interest in Collateral acquired after the date of this Agreement. For the purposes of this Agreement, the waiver of delivery of any document, agreement or instrument from or with respect to Borrower or any other Person does not constitute a continuing waiver with respect to the obligation to fulfill the conditions precedent to each Funding hereunder.
ARTICLE  V.     AFFIRMATIVE  COVENANTS
     Borrower hereby covenants and agrees that so long as this Agreement is in effect, and until the Loan, together with interest thereon, and all other obligations incurred hereunder is paid or satisfied in full, Borrower shall:
5.1     Financial  Data
     Keep its books of account in accordance with generally accepted accounting principles, consistently applied, and furnish to U.S. Bank:
(a) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, the following unaudited financial statements of Borrower for each such quarter, all in reasonable detail and certified by Borrower to be true and correct: balance sheet and statement of income. There shall be included in such financial statements a calculation of the financial covenants provided for in Article VI hereof.
(b) As soon as practicable and in any event within 120 days after the close of each fiscal year of Borrower, the following financial statements of Borrower, setting forth the corresponding figures for the previous fiscal year in comparative form where appropriate, all in reasonable detail and audited (without any qualification or exception deemed material by U.S. Bank) by the independent certified public accountant engaged by Borrower as of the date of this Agreement or such other independent certified public accountants selected by Borrower and satisfactory to U.S. Bank: balance sheet, statement of income and statement of cash flows. Borrower shall provide U.S. Bank with a copy of its independent certified public accountants' management letter or other similar report or correspondence to Borrower.
(c) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, certificates signed by Borrower, stating that during such period no Default or Event of Default existed or if any such Default or Event of Default existed, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take or has taken with respect thereto, and that during such period Borrower was in compliance with all of the financial covenants set forth in Article VI hereof; and promptly upon Borrower becoming aware of the occurrence of any Default or Event of Default, a certificate signed by Borrower, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take or has taken with respect thereto.
(d) As soon as practicable and in any event within three days after the end of each week, an occupancy report for all facilities owned or managed by Borrower or its Affiliates for each such week in a form and in such detail as is acceptable to U.S. Bank.
(e) As soon as practicable and in any event within 120 days after the beginning of each fiscal year, a projection of the financial operations of Borrower (including an operating budget and cash budget) in a form and in such detail as is acceptable to U.S. Bank.
(f) Upon request by U.S. Bank, copies of all reports relative to the operations of Borrower and its Affiliates filed with any Governmental Body.
(g) With reasonable promptness, such other information regarding the business, operations and financial condition of Borrower and its Affiliates as U.S. Bank may from time to time reasonably request.
5.2     Licenses  and  Permits
     Maintain all Governmental Approvals and all related or other material agreements necessary for Borrower to operate its business, as it now exists or as it may be modified or expanded. Borrower will at all times comply with all Applicable Laws relating to the operations, facilities or activities of Borrower where the failure to comply with the same could reasonably be expected to have a material adverse affect on Borrower.
5.3     Maintenance  of  Properties
     Keep Borrower's properties in good repair and in good working order and condition, in a manner consistent with past practices; from time to time make all appropriate and proper repairs, renewals, replacements, additions and improvements thereto; and keep all equipment that may now or in the future be subject to compliance with any Applicable Laws in compliance with such Applicable Laws where the failure to so comply could reasonably be expected to have a material adverse affect on Borrower.
5.4     Payment  of  Charges
     Duly pay and discharge all material (a) taxes, assessments, levies and any other charges of Governmental Bodies imposed on or against Borrower or its property or assets, or upon any property leased by Borrower, prior to the date on which penalties attached thereto, unless and to the extent only that such taxes, assessments, levies and any other charges of Governmental Bodies, after written notice thereof having been given to U.S. Bank, are being contested in good faith and by appropriate proceedings; (b) claims allowed by Applicable Laws, whether for labor, materials, rentals or anything else, which could, if unpaid, become a lien or charge upon Borrower's property or assets or the outstanding capital stock of Borrower or adversely affect the facilities or operations of Borrower (unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings after written notice thereof has been given to U.S. Bank); (c) trade bills in accordance with the terms thereof; and (d) other Indebtedness heretofore or hereafter incurred or assumed by Borrower, unless such Indebtedness be renewed or extended. In the event any charge is being contested by Borrower as allowed above, Borrower shall establish adequate reserves against possible liability therefor if and to the extent required by generally accepted accounting principles.
5.5     Insurance
     Maintain insurance upon the real and personal property encumbered by the Deed of Trust which complies with the requirements of the Deed of Trust and shall cause the insurer issuing such policy to certify to U.S. Bank that if such insurance is proposed to be canceled or materially changed for any reason whatsoever, such insurer will promptly notify U.S. Bank, and such cancellation or change shall not be effective as to U.S. Bank for 30 days after receipt by U.S. Bank of such notice, unless the effect of the change is to extend or increase coverage under the policy.
5.6     Maintenance  of  Records
     Keep at all times books of account and other records in which entries which are true and correct in all material respects will be made of all dealings or transactions in relation to the business and affairs of Borrower.
5.7     Inspection
     Allow any representative of U.S. Bank to visit and inspect any of the properties of Borrower, to examine the books of account and other records and files of Borrower, to make copies thereof, and to discuss the affairs, business, finances and accounts of Borrower with its officers and employees, all at such reasonable times and on reasonable advance notice as U.S. Bank may reasonably determine to be necessary to monitor the Loan and the Borrower's compliance with the terms of this Agreement and the other Loan Documents. This right of inspection shall specifically include U.S. Bank's collateral and financial examinations but shall be subject to all applicable laws governing the confidentiality of patient and employee records.
5.8     Hazardous  Substances
     (a) Borrower hereby covenants and agrees that so long as any Indebtedness of Borrower to U.S. Bank is outstanding:
     (i) Borrower will not permit its property or any portion thereof to be a site for the storage, use, generation, manufacture, disposal or transportation of Hazardous Materials in violation of Hazardous Materials Laws;
     (ii) Borrower will not permit any Hazardous Materials to be disposed of off its property other than in properly licensed disposal sites;
     (iii) Borrower, at Borrower's sole cost and expense, will keep and maintain its property and each portion thereof in compliance with and shall not cause or knowingly permit its property or any portion thereof to be in violation of any Hazardous Materials Laws; and
     (iv) Borrower will promptly after obtaining actual knowledge thereof advise U.S. Bank in writing of any Hazardous Material Claim.
     (b) Borrower agrees to indemnify U.S. Bank and hold U.S. Bank harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and costs and expenses (including reasonable attorneys' fees), arising directly or indirectly from or out of or in any way connected with (i) the accuracy of the representations contained in Section 7.18 hereof; (ii) any activities on its property during Borrower's ownership, possession or control of its property which directly or indirectly results in its property or any other property becoming contaminated with Hazardous Materials; (iii) the discovery of Hazardous Materials on its property; (iv) the cleanup of Hazardous Materials from its property; and (v) the discovery of Hazardous Materials or the cleanup of Hazardous Materials from adjacent or other property that has become contaminated as a result of any activity on Borrower's property. As between Borrower and U.S. Bank, Borrower acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Materials from its property or from any other properties that become contaminated with Hazardous Materials as a result of activities on or the contamination of its property.
(c) Borrower's obligations under this Section 5.8 are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in the Loan Documents. The representations, warranties and covenants of Borrower set forth in this Section 5.8 and Section 7.18 hereof (including, but not limited to, the indemnity provided for in Section 5.8(b) hereof) shall survive the closing and repayment of the Loan to U.S. Bank; and, to the extent permitted by Applicable Laws and Hazardous Materials Laws, shall survive the transfer of its property by foreclosure proceedings (whether judicial or nonjudicial), deed in lieu of foreclosure or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the Loan and the Loan Documents. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, the provisions of this Section 5.8 shall not be secured by the Deed of Trust.
5.9     Corporate  Existence
     Maintain  and  preserve  the  corporate  existence  of  Borrower.
5.10     Notice  of  Disputes  and  Other  Matters
     Promptly  give  written  notice  to  U.S.  Bank  of:
(a) Any citation, order to show cause or other legal process or order that could reasonably be expected to have a material adverse effect on Borrower and directing Borrower to become a party to or to appear at any proceeding or hearing by or before any Governmental Body that has granted to Borrower any Governmental Approval, and include with such notice a copy of any such citation, order to show cause, or other legal process or order;
(b) Any (i) refusal, denial, threatened denial or failure by any Governmental Body to grant, issue, renew or extend any material Governmental Approval; (ii) proposed or actual revocation, termination or modification (whether favorable or adverse) of any Governmental Approval by any Governmental Body; (iii) dispute or other action with regard to any Governmental Approval by any Governmental Body; (iv) notice from any Governmental Body of the imposition of any material fines or penalties or forfeitures; or (v) threats or notice with respect to any of the foregoing or with respect to any proceeding or hearing that could reasonably be expected to result in any of the foregoing and that, in each instance described in the foregoing clauses (i) through (v), if decided adversely to Borrower, could reasonably be expected to have a material adverse affect on Borrower;
(c) Any dispute concerning or any threatened nonrenewal or modification of any material lease for real or personal property to which Borrower is a party which, if decided adversely to Borrower, could reasonably be expected to have a material adverse affect on Borrower; or
(d) Any actions, proceedings or claims of which Borrower has notice that may be commenced or asserted against Borrower in which the amount involved is $1,000,000 or more and is not fully covered by insurance or which, if not solely a claim for monetary damages and if adversely determined, could reasonably be expected to have a material adverse affect on Borrower.
5.11     Exchange  of  Note
     Upon receipt of a written notice of loss, theft, destruction or mutilation of a Note, and upon surrendering such Note for cancellation if mutilated, execute and deliver a new Note or a Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. Any Note issued pursuant to this Section
5.11 shall be dated so that neither gain nor loss of interest shall result therefrom.
5.12     Maintenance  of  Liens
     At all times maintain the liens and security interests provided under or pursuant to this Agreement as valid and perfected first liens and security interests on the property and assets intended to be covered thereby. Borrower shall take all action reasonably requested by U.S. Bank necessary to assure that U.S. Bank has valid and exclusive liens and security interests in all Collateral.
5.13     Other  Agreements
     Comply with all covenants and agreements set forth in or required pursuant to any of the other Loan Documents as and when required or within any applicable cure period.
5.14     After-Acquired  Collateral
     Upon request by U.S. Bank, execute and deliver to U.S. Bank appropriate instruments in order to effectuate the proper granting and perfection of a first priority security interest in or assignment of all property to U.S. Bank, whether personal, real or mixed, hereafter acquired by Borrower, concurrently with the acquisition thereof.
5.15     Further  Assurances
     Within ten days of request by U.S. Bank, duly execute and deliver or cause to be duly executed and delivered to U.S. Bank such further instruments, agreements and documents and do or cause to be done such further acts as may be reasonably necessary or proper in the opinion of U.S. Bank to carry out more effectively the provisions and purpose of this Agreement and the other Loan Documents.
ARTICLE  VI.     NEGATIVE  COVENANTS
     Borrower covenants and agrees that until the Loan, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall not, without the prior written consent of U.S. Bank:
6.1     Dividends  and  Distributions
     During the continuation of any Default or Event of Default, declare or pay any cash distributions or dividends or return any capital to any of Borrower's shareholders; authorize or make any distribution, payment or delivery of property or cash to any of Borrower's shareholders; redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares or other interests of Borrower now or hereafter outstanding; or set aside any funds for any of the foregoing purposes. Notwithstanding the foregoing, Borrower is permitted to (a) issue stock dividends; (b) pay its employees cash and other compensation for services rendered by such employees and reimburse employees for out-of-pocket expenses incurred on behalf of Borrower; and (c) provide up to 25 percent of the cash consideration for the purchase of stock acquired by employees pursuant to Borrower's stock purchase plan.
6.2     Transactions  With  Affiliates
     Other than an arm's-length transaction, (i) enter into any transaction, in which an Affiliate of Borrower shall have any interest; or (ii) make any payment or agree to make any payment to any such Affiliate; or (iii) transfer or agree to transfer ownership or possession of any of its business or assets, tangible or intangible, real, personal or mixed, to any Affiliate. For purposes of this
Section 6.2 only, the Persons referred to in the last sentence of the definition of the term "Affiliate" shall be considered to be Affiliates.
6.3     Liens
     Contract, create, incur, assume or suffer to exist any mortgage, pledge, lien or other charge or encumbrance of any kind (including, but not limited to, the charge upon property purchased under conditional sales or other title retention agreements) upon or grant any interest in Borrower's ownership interest in Alterra Healthcare Corporation.
6.4     Advances  and  Loans
     Lend money, make credit available (other than in the ordinary course of business to customers) or lend property or the use thereof to any Person; purchase or repurchase the stock or Indebtedness or all or a substantial part of the assets or properties of any Person; guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment, performance, or capability) the Indebtedness, performance, obligations, stock or dividends of any Person; or agree to do any of the foregoing; but Borrower may endorse negotiable instruments for deposit or collection in the ordinary course of business. Notwithstanding the foregoing, Borrower is permitted to (a) make loans to Subsidiaries, provided that prior to funding any loan to a Subsidiary such that the aggregate outstanding principal balance of all loans from Borrower to such Subsidiary would exceed $10,000,000, such Subsidiary shall execute and deliver to U.S. Bank a guaranty of the obligations of Borrower under this Agreement and the Loan, which guaranty shall be in a form designated by U.S. Bank; (b) make loans to Persons who are not Subsidiaries, provided that (i) the borrower in each such loan is in the senior housing or senior care business and (ii) the outstanding principal balance of all such loans shall not exceed $10,000,000 in the aggregate at any time; (c) acquire the assets or ownership interests of any Person in the senior housing or senior care business, provided that the consideration paid by Borrower for such acquisition is (i) stock issued by Borrower to the seller or (ii) cash obtained by Borrower from the issue of stock by Borrower in contemplation of such acquisition; (d) acquire the assets or ownership interests of any Person in the senior housing or senior care business, provided that (i) the cash consideration paid by Borrower for acquisitions (other than cash described in clause (c)(ii) above) does not exceed $10,000,000 during any 12-month period or (ii) in the event that the case consideration paid by Borrower for acquisitions (other than cash described in clause (c)(ii) above) is to exceed $10,000,000 during any 12-month period, Borrower provides to U.S. Bank evidence reasonably deemed sufficient by U.S. Bank reflecting pro forma compliance with the Debt Service Coverage Ratio, (e) guarantee the indebtedness of its Subsidiaries (f) make short term extensions of credit in the ordinary course of its business for the benefit of facilities that Borrower manages or leases, and (g) enter into agreements to consummate any transaction permitted pursuant to clauses (a) through (f).
6.5     Consolidation,  Merger  and  Sale  of  Assets
     Wind up, liquidate or dissolve Borrower's affairs or enter into any transaction of merger or consolidation with any Person unless Borrower is the surviving Person; convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any time) any of its material licenses, contracts or permits; sell all or a substantial part of its property or assets or sell any part of its property or assets necessary or desirable for the conduct of its business as now generally conducted or as proposed to be conducted; or sell any of its notes receivable, installment or conditional sales agreements, or accounts receivable. Notwithstanding the foregoing, Borrower is permitted to
(a) enter into sale and leaseback transactions of its real property facilities on an arm's length basis, (b) sell the Scottsdale Property in accordance with the provisions of Section 9.7 hereof, (c) consummate the sale or other disposition of other assets, provided that Borrower may not sell or dispose of assets during any 12-month period that generated in excess of 10 percent of the EBITDA of Borrower during such 12-month period.
6.6     Contributions  to  Capital
     Contribute to the capital of any Person cash in an amount or other property with fair market value in excess of $10,000,000, in aggregate, unless such Person first executes and delivers to U.S. Bank a guaranty of the obligations of Borrower under this Agreement and the Loan in a form designated by U.S. Bank.
6.7     Type  of  Business
     Enter into any business which is substantially different from or not connected with the business in which Borrower is presently engaged or make any substantial change in the nature of its business or operations.
6.8     Change  of  State  of  Organization  or  Name
     Change (a) the state of organization of Borrower, (b) the chief executive office of Borrower, (c) Borrower's name, or (d) the location of any of the Collateral; or adopt or use any trade name without in each of the instances described in the foregoing clauses (a) through (d), (x) prior written notice to U.S. Bank and (y) the execution, delivery and filing (and payment of filing fees and taxes) of all such documents as may be necessary or advisable in the opinion of U.S. Bank to continue to perfect and protect the liens and security interests in the Collateral.
6.9     Change  in  Documents
     Amend, supplement, terminate or otherwise modify in any way Borrower's articles of incorporation, contracts or other documents delivered to U.S. Bank hereunder or executed in connection herewith in a manner that could reasonably be expected to adversely affect the ability of Borrower to fulfill its obligations under this Agreement or under the other Loan Documents.
6.10     Control
     Enter into any agreement (other than employment agreements) with any Person that confers upon such Person the right or authority to control or direct a major portion of the business or assets of Borrower.
6.11     Pension  Plan
     Terminate or partially terminate any Plan now existing or hereafter established for Borrower or its Affiliates or withdraw from participation therein under circumstances that result or would reasonably be expected to result in a material liability to the Pension Benefit Guaranty Corporation, to the fund by which the Plan is funded, or to the employees (or their beneficiaries) for whom the Plan is or shall be maintained; or permit any other event or circumstance to occur that results or would reasonably be expected to result in a material liability to the Pension Benefit Guaranty Corporation or a material violation of ERISA.
6.12     Debt  Service  Coverage  Ratio
     Permit the Debt Service Coverage Ratio calculated at the end of any fiscal quarter of Borrower with reference to the prior four quarters to be less than 1.00:1.00.
ARTICLE  VII.     REPRESENTATIONS  AND  WARRANTIES
     In order to induce U.S. Bank to enter into this Agreement and to make the Loan as herein provided, Borrower hereby makes the following representations, covenants and warranties, all of which shall survive the execution and delivery of this Agreement and shall not be affected or waived by any inspection or examination made by or on behalf of U.S. Bank:
7.1     Corporate  Status
     Borrower is a corporation organized and validly existing under the laws of the state of Washington. Borrower has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage. Borrower is qualified to do business in all states except where the failure to be qualified would not reasonably be expected to have a material adverse affect on Borrower.
7.2     Power  and  Authority
     Borrower has the power to execute, deliver and carry out the terms and provisions of this Agreement and each of the Loan Documents and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the making and delivery of the Note and all other Loan Documents delivered hereunder. This Agreement constitutes and the Note and other Loan Documents and instruments issued or to be issued hereunder, when executed and delivered pursuant hereto, constitute or will constitute the authorized, valid and legally binding obligations of Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by creditors rights laws and general principles of equity.
7.3     No  Violation  of  Agreements
     Borrower is not in default under any material provision of any agreement to which it is a party or in violation of any Applicable Laws where such default or violation could reasonably be expected to have a material adverse affect on Borrower. The execution and delivery of this Agreement, the Note, the other Loan Documents and the instruments incidental hereto; the consummation of the transactions herein or therein contemplated; and compliance with the terms and provisions hereof or thereof (a) will not violate any material Applicable Law,
(b) will not conflict or be inconsistent with, result in any breach of any of the material terms, covenants, conditions or provisions of, constitute a default under, or result in the creation or imposition of (or the obligation to impose) any lien, charge or encumbrance upon any of the property or assets of Borrower pursuant to the terms of any material Governmental Approval, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party, by which Borrower may be bound or to which Borrower may be subject, and (c) will not violate any of the provisions of the articles of incorporation of Borrower. No Governmental Approval is necessary (x) for the execution of this Agreement, the making of the Note or the assumption and performance of this Agreement or the Note by Borrower or (y) for the consummation by Borrower of the transactions contemplated by this Agreement, including, but not limited to, the grant of the security interests to U.S. Bank.
7.4     Recording  and  Enforceability
     Neither the articles of incorporation, bylaws or other applicable corporate documents of Borrower nor other agreements to which Borrower is a party require recording, filing, registration, notice or other similar action by Borrower in order to insure the legality, validity, binding effect or enforceability against Borrower of this Agreement, the Note or other Loan Documents executed or to be executed hereunder, other than filings or recordings that may be required under the securities laws of the United States and any filings required under the Uniform Commercial Code or in connection with the perfection of the security interests of U.S. Bank in patents, trademarks and similar types of Collateral where perfection can only occur upon filing.
7.5     Litigation
     There are no actions, suits or proceedings pending or threatened against or affecting Borrower before any Governmental Body that could reasonably be expected to have a material adverse affect on Borrower or the Collateral. Borrower is not in default under any material provision of any Applicable Law or Governmental Approval of any Governmental Body which could reasonably be expected to have a material adverse affect on Borrower or on the Collateral.
7.6     Good  Title  to  Properties
     Borrower has good and marketable title to, or a valid leasehold interest in, its property and assets where the failure to have the same could reasonably be expected to have a material adverse affect on Borrower.
7.7     Licenses  and  Permits
     All Governmental Approvals with respect to the business of Borrower were, to Borrower's knowledge, duly and validly issued by the respective Governmental Bodies, are in full force and effect and are, to Borrower's knowledge, valid and enforceable in accordance with their terms. With regard to such Governmental Approvals, to the Borrower's knowledge, no fact or circumstance exists that constitutes or, with the passage of time or the giving of notice or both, would constitute a material default under any thereof, or that would permit the grantor thereof to cancel or terminate the rights granted to Borrower thereunder, except upon the expiration of the full term thereof. Borrower presently holds all material Governmental Approvals as are necessary in connection with the conduct of its business as now conducted and as presently proposed to be conducted.
7.8     No  Burdensome  Agreements
     Borrower is not a party to any agreement or instrument or subject to any restrictions that now have or, as far as can be foreseen, could reasonably be expected to have a material adverse affect on Borrower.
7.9     Properties  in  Good  Condition
     All the material properties of Borrower are, and all material properties to be added in connection with any contemplated expansion when acquired will be, in good repair and good working order and condition ordinary wear and tear excepted and in a manner consistent with past practices of Borrower, and are and will be in compliance with all Applicable Laws where the failure to so comply could reasonably be expected to have a material adverse affect on Borrower.
7.10     Financial  Statements
     The (a) audited financial statements of Borrower dated December 31, 2002, and all schedules and notes included in such financial statements and (b) unaudited financial statements of Borrower that have heretofore been delivered to U.S. Bank are true and correct in all material respects and present fairly
(i)  the  financial  position  of Borrower as of the date of said statements and
(ii) the results of operations of Borrower for the periods covered thereby; and there are not any significant liabilities that should have been reflected in the financial statements or the notes thereto under generally accepted accounting principles, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments, that are not disclosed or reserved against in the statements referred to above or in the notes thereto or that are not disclosed herein. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.
There has been no material adverse change (including, but not limited to, any such change occasioned by accident, act of God, war, fire, flood, explosion, strike or other labor dispute, or orders or action by any Governmental Body or public utility) in the operations, business, property, assets or condition (financial or otherwise) of Borrower since December 31, 2002.
7.11     Outstanding  Indebtedness
     Other than current trade payables, Borrower has no Indebtedness, including, but not limited to, Indebtedness to Affiliates, that is required under generally accepted accounting principles to be reflected on Borrower's audited or unaudited financial statements, as applicable, which is not so reflected thereon.
7.12     Taxes
     Borrower has duly filed all tax returns and reports required by Applicable Law to be filed; and all taxes, assessments, levies, fees and other charges of Governmental Bodies upon Borrower or upon its assets that are due and payable have been paid (except as otherwise permitted in this Agreement).
7.13     License  Fees
     Borrower has paid all fees and charges that have become due for any Governmental Approval for its business or has made adequate provisions for any such fees and charges that have accrued where the failure to pay the same could reasonably be expected to have a material adverse affect on Borrower.
7.14     Trademarks,  Patents,  Etc.
     Borrower possesses all necessary trademarks, trade names, service marks, copyrights, patents, patent rights and licenses to conduct its businesses as now and as proposed to be conducted, without conflict with the rights or claimed rights of others where the failure to possess the same could reasonably be expected to have a material adverse affect on Borrower.
7.15     Governmental  Approvals
     Borrower possesses all Governmental Approvals necessary for the operation of Borrower's business where the failure to possess the same could reasonably be expected to have a material adverse affect on Borrower.
7.16     Disclosure
     To the best of Borrower's knowledge, the exhibits hereto, the financial information and statements referred to in Section 7.10 hereof, any certificate, statement, report or other document furnished to U.S. Bank by Borrower or any other Person in connection herewith or in connection with any transaction contemplated hereby, and this Agreement, do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements contained therein or herein not misleading.
7.17     Regulations  U  and  X
     Borrower does not own and no part of the proceeds hereof will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock. If requested by U.S. Bank, Borrower will furnish to U.S. Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation. No part of the proceeds of the Loan will be used for any purpose that violates or is inconsistent with the provisions of Regulation X of said Board of Governors.
7.18     Condition  of  Property
     Except as otherwise disclosed to U.S. Bank, Borrower hereby represents and warrants to U.S. Bank that as of the date hereof and continuing hereafter, Borrower's property (both owned and leased) and each portion thereof (a) are not and to the best knowledge of Borrower after due investigation have not been a site for the use, generation, manufacture, storage, disposal or transportation of any Hazardous Material other than Hazardous Materials which are used, stored and disposed of in the ordinary course of the Business conducted by Borrower in compliance with Applicable Law; (b) are presently in compliance with all Hazardous Materials Laws; and (c) are not being used and to the best knowledge of Borrower after due investigation have not been used in any manner that has resulted in or will result in Hazardous Materials being spilled or disposed of on any adjacent or other property.
7.19     Pension  Plans
     No "reportable event" as defined in Section 4043(b) of Title IV of ERISA has occurred and is continuing with respect to any plan maintained for employees of Borrower or any Affiliate. In addition, each of the plans maintained for the employees of Borrower and its Affiliates are in compliance with the requirements of ERISA, including the minimum funding requirements.
ARTICLE  VIII.     EVENTS  OF  DEFAULT;  REMEDIES
8.1     Events  of  Default
     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or affected by operation of Applicable Law):
(a) If Borrower fails to pay the principal of the Note when and as the same becomes due and payable or any installment of interest on the Note within five days after the due date thereof, whether at scheduled maturity, by acceleration or otherwise; or
(b) If any Indebtedness of Borrower for money borrowed or credit extended in excess of $1,000,000 becomes or is declared due and payable (after any applicable grace period) prior to the stated maturity thereof or is not paid as and when it becomes due and payable or within any applicable cure period, or if any event occurs which constitutes an event of default under any instrument, agreement or evidence of such Indebtedness relating to any such obligation of Borrower; or
(c) If any representation or warranty (i) made by Borrower in this Agreement or (ii) made by Borrower or any other Person owned or controlled by Borrower in any document, certificate or statement furnished pursuant to this Agreement or in connection herewith, is false or misleading in any material respect; or
(d) If Borrower fails to observe or perform any term, covenant or agreement to be performed or observed pursuant to Articles V and VI hereof and such failure continues after the expiration of the following cure periods:
     (i) Five days after the occurrence without notice: Sections 5.1, 5.5, 5.9, 5.10, 6.2, 6.3, 6.4, 6.6 and 6.8;
     (ii) Five days after written notice: Sections 5.7, 5.11, 5.12, 5.14 and 5.15;
     (iii) Thirty days after the occurrence without notice: Sections 5.2, 5.3, 5.4, 5.6, 5.8; provided that in the event cure of any such breach cannot in good faith be completed within 30 days, and provided that Borrower commences the cure within such 30-day period and diligently pursues the same to completion, Borrower shall have up to 90 days to complete such cure;
     (iv) No cure period: Sections 5.13 (except as otherwise specified in Section 8.1(d)), 6.1, 6.5, 6.7, 6.9, 6.10, 6.11 and 6.12; or
     (e) If Borrower fails to observe or perform (not otherwise specified in this Article VIII) any term, covenant or agreement to be performed or observed pursuant to the provisions of this Agreement, the other Loan Documents or any other agreement incidental hereto and such failure continues for a period of 30 days after receipt of written notice setting forth in reasonable detail the nature of such failure; provided that in the event cure of any such breach cannot in good faith be completed within 30 days, and provided that Borrower commences the cure within such 30-day period and diligently pursues the same to completion, Borrower shall have up to 90 days to complete such cure; or
(f) If custody or control of any substantial part of the property of Borrower is assumed by any Governmental Body or if any Governmental Body takes any final action, the effect of which could reasonably be expected to have a material adverse affect on Borrower; or
(g) If Borrower suspends or discontinues a material portion of its business, or if Borrower makes an assignment for the benefit of creditors or a composition with creditors, is unable or admits in writing its inability to pay its debts as they mature, files a petition in bankruptcy, becomes insolvent (howsoever such insolvency may be evidenced), is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, commences any proceeding relating to it under any Applicable Law of any jurisdiction whether now or hereafter in effect relating to bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation; or if there is commenced against Borrower any such proceeding that remains undismissed for a period of 60 days or more, or an order, judgment or decree approving the petition in any such proceeding is entered; or if Borrower by any act or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding or any appointment of any receiver, liquidator or trustee of or for it or for any substantial part of its property or assets, suffers any such appointment to continue undischarged or unstayed for a period of 60 days or more, or takes any corporate action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction assumes jurisdiction with respect to any such proceeding, or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any Governmental Body, under color of legal authority, takes and holds possession of any substantial part of the property or assets of Borrower; or
(h) If any Person or Persons (other than Daniel R. Baty ("Baty") or a Person owned or controlled by Daniel R. Baty or Saratoga Partners IV, L.P. or a Person owned or controlled by (i) Saratoga Partners IV, L.P. or (ii) the general partner of Saratoga Partners IV, L.P.) after the date of this Agreement acquires an aggregate 30 percent or more of the outstanding shares of voting stock of Borrower; or
(i) If any material adverse change in the business or financial condition of Borrower occurs, or if any event occurs that materially impairs the Collateral.
8.2     Acceleration;  Remedies
     (a) If any Event of Default described in Section 8.1(g) shall occur, then immediately and automatically U.S. Bank's commitment under the Loan shall terminate and amounts owing under this Agreement and the Note shall become due and payable and U.S. Bank's obligation to make any advances under the Loan shall immediately terminate.
(b) If any Event of Default other than those described in Section 8.1(g) shall occur and be continuing, U.S. Bank may (i) by written notice to Borrower, declare U.S. Bank's commitment under the Loan terminated forthwith, whereupon such obligations shall immediately terminate; and (ii) by written notice of default to Borrower, declare the Loan, with accrued interest thereon, and all other amounts owing under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable.
(c) Except as expressly provided above in this Section 8.2, presentment, demand and all other notices of any kind are hereby expressly waived. U.S. Bank may proceed to protect and enforce its rights hereunder or realize on any or all security granted pursuant to any of the Loan Documents in any manner or order it deems expedient without regard to any equitable principles of marshaling or otherwise. No failure or delay on the part of U.S. Bank in exercising any right, power or privilege hereunder and no course of dealing between Borrower and U.S. Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that U.S. Bank would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of U.S. Bank to any other or further action in any circumstances without notice or demand.
ARTICLE  IX.     MISCELLANEOUS
9.1     Notices
     All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made or served if made in writing and delivered personally, sent via facsimile or mailed by first-class mail, postage prepaid, to the respective parties to this Agreement as follows:

(a)     If  to  Borrower:

Emeritus  Corporation
3131  Elliott  Ave.,  Suite  500
Seattle,  Washington  98121
Attention:  Raymond  R.  Brandstrom,  Chief  Financial  Officer
     Facsimile  No.:  (206)  301-4500
(b)     If  to  U.S.  Bank:

U.S.  Bank  National  Association
1420  Fifth  Avenue  -  PD-WA-T10M
Seattle,  Washington  98101
Attention:  Kenneth  A.  Refvem
Facsimile  No.:  (206)  344-3654
The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent. Notices shall be deemed received upon the actual confirmed receipt or refusal of receipt thereof, regardless of the method of delivery used.
9.2     Payment  of  Expenses
     Whether or not the transactions hereby contemplated are consummated, Borrower shall pay on demand all costs and expenses of U.S. Bank reasonably incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents, as well as any amendments, modifications, consents or waivers relating thereto, including, without limitation, reasonable attorneys' fees, appraisal fees, title insurance fees and recording fees. In addition, if there shall occur any Event of Default, U.S. Bank shall be entitled to recover any costs and expenses incurred in connection with the preservation of rights under, and enforcement of, the Loan Documents, whether or not any lawsuit or arbitration proceeding is commenced, in all such cases, including, without limitation, reasonable attorneys' fees and costs (but specifically excluding the allocated fees of internal counsel). Reasonable attorneys' fees shall include, without limitation, attorneys' fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower or any Person granting a security interest in any item of Collateral, including all fees incurred in connection with (a) moving from relief from the automatic stay, to convert or dismiss the case or proceeding, or to appoint a trustee or examiner, or (b) proposing or opposing confirmation of a plan of reorganization or liquidation, in any case without regard to the identity of the prevailing party.
9.3     Setoff
     As additional security for the payment of the obligations described in this Agreement and the other Loan Documents and any other obligations of Borrower to U.S. Bank of any nature whatsoever (collectively the "Obligations"), Borrower hereby grants to U.S. Bank, and any Participant, a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of Borrower now or hereafter in the possession of U.S. Bank, or any Participant, and the right to refuse to allow withdrawals from any account (collectively "Setoff"). U.S. Bank and any Participant may, at any time upon the occurrence of an Event of Default, Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to Borrower, such notice and demand being expressly waived.
9.4     Waiver  of  Setoff
     In the event that U.S. Bank sells all or any portion of the Loan to any Participant, Borrower hereby waives the right to interpose any setoff, counterclaim or cross-claim (other than compulsory counterclaims or cross-claims) in connection with any litigation or dispute under this Agreement, regardless of the nature of such setoff, counterclaim or cross-claim.
9.5     Fees  and  Commissions
     Borrower agrees to indemnify U.S. Bank and hold it harmless with regard to any commissions, fees, judgments or expenses of any nature and kind that U.S. Bank may become liable to pay by reason of any claims by or on behalf of brokers, finders or agents in connection with any act or failure to act by Borrower or any litigation or similar proceeding arising from such claims. Borrower states that it is aware of no valid basis for any such claims.
9.6     No  Waiver
     No failure or delay on the part of U.S. Bank or the holder of the Note in exercising any right, power or privilege hereunder and no course of dealing between Borrower and U.S. Bank or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that U.S. Bank or any subsequent holder of the Note would otherwise have. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances unless specifically required by the terms of this Agreement or any of the other Loan Documents or shall constitute a waiver of the right of U.S. Bank to any other or further action in any circumstances without notice or demand.
9.7     Agreement  to  Release  Deed  of  Trust
     Pursuant to the terms set forth in the Deed of Trust, Borrower has granted to U.S. Bank a first priority and exclusive security interest in Borrower's fee interest in its real property located in Scottsdale, Arizona (the "Scottsdale Property"). Borrower has informed U.S. Bank that it intends to sell the Scottsdale Property. U.S. Bank acknowledges and agrees that Borrower has advised U.S. Bank that there are no assurances that a sale of the Scottsdale Property will occur, and accordingly U.S. Bank acknowledges that it is not relying on such sale in entering into this Agreement or any of the other Loan Documents or in making the Loan to Borrower. In connection with such proposed sale, U.S. Bank agrees to release the Deed of Trust upon satisfaction of the following conditions:
(a) At the time of the closing of such sale, there shall not exist any Event of Default.
(b) The amount of the purchase price is not less than $1,500,000 and the amount of the cash down payment is not less than 25 percent of the total purchase price.
(c) All cash paid for the Scottsdale Property (including the down payment and all subsequent payments ) shall (i) be immediately paid to U.S. Bank to reduce the outstanding principal balance of the Loan to the extent there are outstanding amounts under the Loan and (ii) immediately reduce the Commitment Amount.
(d) For any sale other than an all cash sale, U.S. Bank shall have reviewed and approved (such review and approval not to be unreasonably withheld or delayed) any promissory note, mortgage, deed of trust and other documents arising out of or related to the payment and collateral for the deferred purchase price.
(e) Borrower shall deliver to U.S. Bank the following documents, in form and substance acceptable to U.S. Bank concurrently with the sale:
     (i) The original promissory note made by the purchaser to the order of Borrower. The following endorsement shall be added to the last page of the promissory note: "Pay to the order of U.S. Bank" and shall be executed by Borrower.
     (ii) An assignment to U.S. Bank of the mortgage or deed of trust evidencing the encumbrance by Borrower of the Scottsdale Property, duly executed by Borrower and acknowledged by a notary.
     (iii) All other documents, agreements and instruments which secure the purchaser's obligations to Borrower under the Purchase Agreement, which documents shall be duly executed and assigned by Borrower to U.S. Bank.
9.8     Entire  Agreement  and  Amendments
     This Agreement represents the entire agreement between the parties hereto with respect to the Loan and the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. This Agreement, or any provision hereof, may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by both parties, in the case of an amendment or modification, or by the party against whom enforcement of the waiver, discharge or termination is sought.
9.9     Benefit  of  Agreement
     This Agreement is binding upon and inures to the benefit of Borrower and U.S. Bank and their successors and assigns and all subsequent holders of the Note or any portion thereof. Borrower expressly acknowledges that U.S. Bank is not prohibited or restricted from assigning rights or participations hereunder or any portion thereof to another Person but U.S. Bank shall provide Borrower with notice of any such assignment of rights or participation interests. Borrower, however, is precluded from assigning any of its respective rights or delegating any of its obligations hereunder or under any of the other agreements between Borrower and U.S. Bank without the prior written consent of U.S. Bank.
9.10     Severability
     If any provision of this Agreement or any of the Loan Documents is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.
9.11     Descriptive  Headings
     The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not affect the meaning or construction of any of the provisions hereof.
9.12     Governing  Law
     Except to the extent that the federal laws of the United States of America provide U.S. Bank with greater rights or remedies, this Agreement and the rights and obligations of the parties hereunder and under the other Loan Documents shall be construed in accordance with and shall be governed by the laws of the state of Washington without regard to the choice of law rules thereof.
9.13     Consent  to  Jurisdiction,  Service  and  Venue
     For the purpose of enforcing payment of the Note, performance of the obligations under the Note, any arbitration award under the other Loan Documents, or otherwise in connection herewith, Borrower hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including, but not limited to, the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Borrower hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against U.S. Bank in any court outside King County, Washington. The provisions of this Section 9.13 do not limit or otherwise affect the right of U.S. Bank to institute and conduct action in any other appropriate manner, jurisdiction, or court.
9.14     Counterparts
     This Agreement and each of the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.
9.15     Jury  Waiver
     BORROWER AND U.S. BANK HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER NOW OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND HEREBY CONSENT AND AGREE THAT ANY SUCH CLAIM SHALL BE DECIDED BY TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER AND AGREEMENT CONTAINED HEREIN.
9.16     Statutory  Notice
     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower and U.S. Bank have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.
                                          EMERITUS  CORPORATION


                                          By     /s/  Willam  M.  Shorten
                                                 -------------------------------
                                          Name:  William  M.  Shorten
                                                 ------------------------------
                                          Title: Director of Real Estate Finance
                                                 -------------------------------

                                          U.S.  BANK  NATIONAL  ASSOCIATION


                                          By     /s/  Ken  Refvem
                                                 -------------------------------
                                          Name:  Ken  Refvem
                                                 -------------------------------
                                          Title: Vice  President
                                                 -------------------------------